UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 15, 2008

ICC Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25417	52-2143186
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3334 E. Coast Hwy #424, Corona Del Mar, CA	92625
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 200-7569

N/A
(Former Name and Address if Changed since the last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 15, 2008 the Company and The Black Diamond Fund, LLLP (“Black Diamond”) amended for the fourth time, the original stock purchase agreement of June 29, 2007 under which Black Diamond has purchased a total of 39,921,267 shares of common stock and a total of 8,554,552 shares of Series C preferred stock. This fourth amendment reduces the amount of the Company’s positive net income before income taxes which must be set aside for the redemption of the Series C preferred stock at the option of Black Diamond beginning in the third calendar quarter of 2008 as required under the agreement.

As amended, the Company is required to set aside to redeem the outstanding shares of Series C preferred stock 10% of its positive net income before income taxes in the third and fourth calendar quarters of 2008 and the first and second calendar quarters of 2009. The percentage of positive net income before income taxes that is required to be set aside increases to 20%, 25%, and 30% for the third and fourth calendar quarters of 2009 and the first and second calendar quarters of 2010; the third and fourth calendar quarters of 20010 and the first and second calendar quarters of 2011; and the third and fourth calendar quarters of 2011 and the first and second calendar quarters of 2012, respectively.

In return for this adjustment, the Company issued to Black Diamond warrants to purchase an aggregate of 15,000,000 shares of the Company’s common stock at $.01 per share. The warrants are exercisable until January 15, 2013 and have a cashless exercise feature.

Item 2.03. Creation of a Direct Financial Obligation

On January 17, 2008, Black Diamond made the first of three installments of $500,000 of a fully secured loan of $1,500,000 for use as working capital by the Company. The remaining installments of $500,000 are due to the Company on February 15, 2008 and March 1, 2008.

The Note evidencing the loan is dated January 15, 2008 and requires monthly payments commencing February 15, 2008 of interest only for the first 24 months and then monthly payments of interest and principal based on a 20 year equal monthly payment amortization schedule for the next 36 months. Unpaid principal and interest are all due and payable on or before the 60th month anniversary of the issuance of the Note

Immediate full payment of the Note is required if more than 50% of the assets or common stock are sold in a series of one or more closely related transactions.

The Note is in default if the Company fails to make any payment required by the Note within 10 days after written notice from the holder of the Note in which case a maximum penalty interest rate of 18% could apply.

Item 9.01. Exhibits

4.1 Secured Note Payable to Black Diamond dated January 15, 2008.

4.2 Warrant to Purchase 15,000,000 Shares of Common Stock dated January 15, 2008.

10.1 Fourth Amendment to the Share Purchase Agreement of June 29, 2007 dated January 15, 2008 between Black Diamond and the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Richard K. Lauer
Richard K. Lauer
President and Chief Executive Officer

Date: January 23, 2008